Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment #1 to the Registration Statement on Form S-1 of our report dated March 8, 2013 relating to the consolidated financial statements of H.D.D. LLC appearing in the Prospectus, which is a part of such Registration Statement. We also consent to the reference of our firm under the heading “Experts” in such Registration Statement.

/s/ Burr Pilger Mayer, Inc.

Santa Rosa, California
March 26, 2013